UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 1997



                             THE VINCAM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Florida                     0-28148              59-2452823
-------------------------------       -------------       -------------------
(State or other jurisdiction of       (Commission          (I.R.S.  Employer
incorporation or organization)        File Number)        Identification No.)



2850 Douglas Road Coral Gables, Florida                                   33134
----------------------------------------                             ----------
(Address of principal executive offices)                             (Zip Code)

                                 (305) 460-2350
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
(Former name, former address, and former fiscal year, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Vincam Group, Inc. (the "Company") announced that it has acquired, through a merger transaction, Amstaff, Inc. ("Amstaff"), a privately held Professional Employer Organization ("PEO") headquartered in Novi, Michigan with approximately 220 clients and 4,000 worksite employees (the "Amstaff Acquisition"). Vincam issued approximately 365,000 shares of its common stock in the transaction which will be accounted for as a pooling of interests.

     Amstaff reported revenues of $20.9 million through the first quarter of 1997, and expects an operating loss for the first six months of the year.

     Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of The Vincam Group, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited, to the following: (i) potential for unfavorable interpretation of government regulations relating to labor, taxes, insurance, employment matters and the provision of managed care services; (ii) the Company's ability to obtain or maintain all required licenses or certifications required to further expand the range of specialized managed care services offered by the Company; (iii) potential increases in the Company's costs, such as health care costs, that the Company may not be able to reflect immediately in its service fees; (iv) the Company's ability to offer its services to prospective clients in additional states where it has less or no market penetration; (v) the level of acquisition opportunities available to the Company and the Company's ability to efficiently price and negotiate such acquisitions on a favorable basis; (vi) the financial condition of the Company's clients; (vii) additional regulatory requirements affecting the Company; (viii) the impact of competition from existing and new professional employer organizations; (ix) the failure to properly manage growth and successfully integrate acquired companies and operations, and to achieve synergies and other cost savings in the operation of acquired companies and to achieve synergies and other cost savings in the operations of the acquired companies; and (x) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.

     Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, no financial statements of Amstaff need be filed as the
Item 2 disclosure above is provided only because the aggregate market value of the shares issued in the Amstaff Acquisition exceeds 20% of the Company's total assets at December 31, 1996.

         (b)   Pro Forma Financial Information.

         Not required. See Item 7(a) above.

         (c)   Exhibits.

Exhibit No.     Description

     2          Agreement   and  Plan of Merger by and Among The  Vincam  Group,
                Inc., Amstaff, Inc. and Gregory J. Packer and Gregory J. Packer, as Trustee, dated as of June 30, 1997.*

---------------------------------
* Shedules and exhibits to Exhibit 2 have not been filed with the Securities and Exchange Commission (the "Commission"). The registrant agrees to provide those schedules and exibits supplementally upon the request of the Commission.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 3rd of July, 1997.

                                        THE VINCAM GROUP, INC.


July 3, 1997                         By:/s/ STEPHEN L. WAECHTER
----------------                        ---------------------------------------
Date                                    Stephen L. Waechter, Chief Financial
                                        Officer, Senior Vice President Finance
                                        and Administration (Principal
                                        Financial Officer)

                                  Exhibit Index


Exhibit No.     Description
-----------     ------------
     2          Agreement   and  Plan of Merger by and Among The  Vincam  Group,
                Inc., Amstaff, Inc. and Gregory J. Packer and Gregory J. Packer, as Trustee, dated as of June 30, 1997.

                       AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger, dated as of June 30, 1997 (this "Agreement"), is by and among The Vincam Group, Inc., a Florida corporation ("Acquiror"), Amstaff, Inc., a Michigan corporation (the "Company"), Gregory J. Packer (the "Shareholder") and Gregory J. Packer, as Trustee of the Revocable Living Trust of Gregory John Packer under agreement dated February 7, 1990, as amended and restated (the "Trust"). For purposes of this Agreement, the term "Shareholder" shall include Gregory J. Packer in his individual capacity and as trustee of the Trust.

                                    RECITALS:

     A. Subject to the provisions of this Agreement and the satisfaction of the conditions to this Agreement, the Company shall be merged (the "Merger") with a wholly owned subsidiary of Acquiror ("Acquiror Sub") at the time provided for in
Section 1.02. Following the Merger, the Company shall be a wholly owned subsidiary of the Acquiror. Shares of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding prior to the Merger will be converted into shares of common stock, $.001 par value per share, of the Acquiror ("Acquiror Common Stock") pursuant to the exchange ratio set forth in
Article II of this Agreement.

     B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Acquiror, the Company and the Shareholder agree as follows:


                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Michigan Business Corporation Act (the "Michigan Act"), at the Effective Time (as defined below), the Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Acquiror Sub and the Company are collectively referred to in this Agreement as the "Constituent Corporations."

     SECTION 1.02 Effective Time. At the Closing (as defined below), the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of Michigan in such form as required by, and executed in accordance with, the relevant provisions of the Michigan Act (the effective date and time of such filing being the "Effective Time").

     SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Michigan Act. Without limiting the generality of such act, and subject to its provisions, at the Effective Time, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

     SECTION 1.04 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of the Acquiror Sub shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

     SECTION 1.05 Directors and Officers. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06 Taking Necessary Action; Further Action. Acquiror, Acquiror Sub and the Company, respectively, shall each use its reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Michigan Act at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     SECTION 1.07 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held as promptly as practicable, but not more than two business days following the satisfaction of, or waiver by the party entitled to satisfaction of, all conditions precedent to the Merger specified in this Agreement. The Closing will take place at the offices of Steel Hector & Davis LLP, 200 S. Biscayne Blvd., Suite 4000, Miami, Florida 33131-2398, at 10:00 a.m. local Miami time on such date, or at such other time and place as the parties may agree.

                                   ARTICLE II

                EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     SECTION 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror Sub, the Company or the holders of Company Common Stock:

     (a) All issued and outstanding shares of capital stock of Acquiror Sub shall continue to be issued and shall be converted into 1,000 shares of common stock of the Surviving Corporation. Each stock certificate of Acquiror Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (b) Each share of Company Common Stock, or fraction thereof, issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(e)), shall be converted, without any action on the part of the holders thereof into 365 shares of Acquiror Common Stock (the "Per Share Merger Consideration"). The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(e)) are sometimes referred to herein as the "Outstanding Company Shares."

     (c) All such shares of Company Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the aggregate per share consideration into which such Company Common Stock was converted in the Merger. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.01(d) hereof.

     (d) No fractional shares of Acquiror Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash equal to the product of (i) the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled, and (ii) the average closing price, as reported on the Nasdaq National Market, of a share of Acquiror Common Stock for the ten (10) days on which Acquiror Common Stock has traded immediately preceding the Closing (the "Market Value").

     (e) Each share of Company Common Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

     SECTION 2.02 Delivery of Per Share Merger Consideration. (a) At the Closing, Acquiror shall deliver to Norwest Bank Colorado, N.A., acting in the capacity of escrow agent (the "Escrow Agent"), and to the holders of the Outstanding Company Shares, certificates representing the shares of Acquiror Common Stock and the cash, in immediately available funds, to which the holders of Outstanding Company Shares shall be entitled pursuant to Section 2.01, as further provided below. The fees and expenses of the Escrow Agent shall be borne by Acquiror.

     (b) At the Closing, each holder of record (other than Acquiror or Acquiror Sub or any other Subsidiary of Acquiror) of a certificate or certificates which immediately prior to the Effective Time represented Outstanding Company Shares (individually a "Certificate" and collectively the "Certificates") shall deliver to the Acquiror such shareholder's Certificates. The holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing all of the shares of Acquiror Common Stock (other than those shares being placed in escrow as described below) and the cash, if any, that such holder is entitled to receive pursuant to Section 2.01. Of the shares otherwise issuable to the holders of Outstanding Company Shares, an aggregate of 50,000 shares of Acquiror Common Stock issuable to such holders hereunder (the "Indemnification Escrow Shares") shall be deposited by the Acquiror with the Escrow Agent in accordance with the terms and provisions of an escrow agreement substantially in the form attached as Exhibit 2.02 (the "Escrow Agreement"). The number of Indemnification Escrow Shares to be delivered to the Escrow Agent on behalf of each holder of Outstanding Company Shares shall equal the product of
(i) the total  number of Escrow  Shares to be  delivered to the Escrow Agent and
(ii) a fraction, the numerator of which is the number of shares of Acquiror Common Stock into which such holder's Outstanding Company Shares are converted as a result of the Merger and the denominator of which is the total number of shares of Acquiror Common Stock into which all of the Outstanding Company Shares are converted as a result of the Merger, rounded up to the next whole share. The delivery of the Indemnification Escrow Shares shall be made on behalf of the holders of the Outstanding Company Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Acquiror directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares so deposited shall be evidenced by separate certificates in the names of each of the holders of the Outstanding Company Shares. The adoption of this Agreement by the Shareholder shall also constitute his approval of the terms and provisions of the Escrow Agreement, including the indemnification provided for therein and his confirmation of the appointment of Norwest Bank Colorado, N.A. to act as Escrow Agent.

     (c) If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

     (d) Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender (i) the Per Share Merger Consideration into which the shares of Company Common Stock previously represented by such Certificate were converted at the Effective Time, (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.01(d) and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(f).

     (e) At and after the Effective Time, the holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender Certificates to be converted pursuant to Section 2.01. All shares of Acquiror Common Stock issued (and cash paid in lieu of fractional shares) upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement and delivered as provided herein shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (f) Holders of unsurrendered Certificates, with respect to the shares of Acquiror Common Stock represented thereby, shall be entitled to receive dividends and other distributions declared or made with respect to Acquiror Common Stock with a record date as of the close of business on or after the date on which the Effective Time occurs. No such dividends or other distributions, however, and no cash payment in lieu of fractional shares payable pursuant to
Section 2.01(d), shall be paid to the holder of any such unsurrendered Certificate until such holder shall surrender such Certificate. Subject to the effect of tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.01(d) and the amount of dividends or other distributions with a record date as of the close of business on or after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date as of the close of business on or after the Effective Time but prior to surrender, payable with respect to such whole shares of Acquiror Common Stock.

     (g) If, between the date hereof and the Effective Time, the outstanding shares of Acquiror Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Acquiror Common Stock to be issued and delivered in the Merger for each outstanding share of Company Common Stock as provided in this Agreement shall be correspondingly adjusted. It is agreed and understood that the grant by the Acquiror of stock options pursuant to any stock option or stock incentive plan, or the exercise by any holder of such a stock option, shall not constitute an action of the type requiring adjustment pursuant to this Section 2.02.

     SECTION 2.03 Registration Rights. The shares of Acquiror Common Stock received in the Merger shall be entitled to certain registration rights, as defined in and pursuant to the Registration Agreement attached as Exhibit 2.03.

     SECTION 2.04 Accounting Treatment. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes.

     SECTION 2.05 Tax Treatment. The Company and the Shareholder intend that the Merger will be a non-taxable transaction to the holders of Company Common Stock under section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE III

                                   DEFINITIONS

     The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole.

     The term "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

     The term "Affiliate" means, with respect to a given person, a person who controls, is controlled by or is under common control with, such person.

     The term "Affiliated Group" has the meaning described in Section 1504 of the Code, without regard to the exceptions contained in subsection (b) thereof.

     The term "Code" means the Internal Revenue Code of 1986, as amended.

     The term "Company Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, results of operations, businesses, properties, assets or liabilities of the Company and its
Subsidiaries, taken as a whole. A change or effect shall be considered materially adverse if it has a negative financial impact of at least $50,000. The term "employee " includes, but is not limited to, any leased employee, co-employee, worksite employee, internal employee or corporate employee.

     The term "Governmental Entity" means any federal, state, local, or foreign government or any agency thereof.

     The term "knowledge" means the actual knowledge of a person, or of its current officers and directors in the case of a corporate person, after reasonable investigation. For purposes of this definition, "reasonable investigation" means that inquiry has been made of those Company persons employed or retained by the Company or its Subsidiaries (excluding leased employees of the Company and its Subsidiaries) who are likely to know the facts of the subject matter being investigated and all files or documents in the possession of all such persons which relate to the subject matter being investigated have been reviewed.

     The term  "Law"  means any  federal,  state or local  law,  statute,  rule,
ordinance  or  regulation  (including  codes,  plans,  judgments,   injunctions,
administrative interpretations, orders or charges thereunder).

     The  term  "person"   means  an   individual,   corporation,   partnership,
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

     The term "Subsidiary" (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 25% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY AND THE SHAREHOLDER

     The Company and the Shareholder each jointly and severally represent and warrant to Acquiror that, except as disclosed in the Company Disclosure Schedule, the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete immediately prior to the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article
IV).

     SECTION 4.01 Organization and Qualification; No Subsidiaries. The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, a Company Material Adverse Effect. All of the Company's Subsidiaries, and their respective states of incorporation and qualification, are set forth in Section 4.01 of the disclosure schedule attached as Exhibit 4.01 (the "Company Disclosure Schedule"). Other than the entities listed in Section 4.01 of the Company Disclosure Schedule, the Company has never had, nor does it currently have, any Subsidiaries, nor has it owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. Section
4.01 of the Company Disclosure Schedule also lists by state, as of the most recent practicable date, the number of employees of the Company and each of its Subsidiaries in each state, according to the state(s) in which the employee is working as of such date. Such list includes all employees of the Company or any of its Subsidiaries and includes separate lists for each of the Company and its Subsidiaries.

     SECTION 4.02 Articles of Incorporation; By-Laws. The Company has furnished to Acquiror complete and correct copies of the Articles of Incorporation and By-Laws of the Company and each of the Company's Subsidiaries, as amended or restated, and as currently in effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

     SECTION 4.03 Capitalization. (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, of which 1,000 are issued and outstanding. The Company has no other classes of stock. The authorized, issued and outstanding capital stock of each of the Company's Subsidiaries is set forth in Section 4.01 of the Company Disclosure Schedule. The holders of the issued and outstanding capital stock of each of the Company's Subsidiaries, and the number of shares of such capital stock held by each such holder, are set forth in Section 4.01 of the Company Disclosure Schedule. None of the Company's Subsidiaries has any other class of stock which is not described in Section 4.01 of the Company Disclosure Schedule. At no time since January 1, 1994 has the Company been controlled by another corporation.

     (b) All outstanding shares of Company Common Stock and all outstanding shares of the capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable. No outstanding shares of Common Stock of the Company and each of the Company's Subsidiaries have been issued in violation of, or are currently subject to, any preemptive or similar rights. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of any of the Company or its Subsidiaries or obligating any of them to grant, issue, sell or register for sale any shares of capital stock, by sale, lease, license or otherwise. As of the date of this Agreement, there are no obligations, contingent or otherwise, of any of the Company or its Subsidiaries to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person (including the Company or any other Subsidiary).

     (c) Since January 1, 1994, there have been no changes in the proportionate equity ownership of the Company.

     SECTION 4.04 Authority; Enforceability. The Board of Directors of the Company has adopted this Agreement and recommended the Merger for the approval of the Shareholder pursuant to the applicable requirements of the Michigan Act. The Shareholder has adopted and approved the Agreement and the Merger contemplated hereby. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action and no other corporate or shareholder proceedings on the part of the Company, other than the filing of the Articles of Merger, are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles.

     SECTION 4.05 Noncontravention; Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its Subsidiaries; (ii) subject to giving the notices and obtaining the consents, approvals, authorizations or permits described in
Section 4.05 of the Company Disclosure Schedule and the filing of the Articles of Merger, conflict with or violate any Laws applicable to the Company or its Subsidiaries or by which any of the Company or its Subsidiaries or their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound or affected, except for any such conflicts or violations described in clause (ii) that would not have, individually or in the aggregate, a Company Material Adverse Effect, and any such breaches or defaults described in clause
(iii) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 4.06 Permits; Compliance. The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to own, lease and operate their properties or to carry on their businesses substantially as they are now being conducted (the "Company Permits"), except where the failure to have such Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect, and no suspension, revocation or cancellation of any of the
Company Permits is pending or, to the knowledge of the Company and the Shareholder, threatened. All of the Company Permits are set forth in Section
4.06 of the Company Disclosure Schedule. The Company, its Subsidiaries and the Shareholder are licensed or registered as professional employer organizations and/or as control persons thereof, as appropriate, in each jurisdiction in which their activities require such licensing or registration, except where failure to be so licensed or registered will not have, individually or in the aggregate, a Company Material Adverse Effect. All such professional employer organization licenses and registrations are set forth in Section 4.06 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Shareholder, any client of the Company or any of its Subsidiaries, has operated (nor is any of the Company or any of its Subsidiaries or their respective clients currently operating) in violation of any Law applicable to the Company or its Subsidiaries or their respective clients or by which any of their respective properties is bound or affected, including without limitation, laws with respect to the regulation or licensure of professional employer organizations, the Occupational Safety and Health Act, the Environmental Protection Act, the Equal Employment Opportunities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, the Fair Labor Standards Act, the Federal Drug Free Workplace Act, Laws with respect to immigration and naturalization and all Laws relating to wages and hours, workers' compensation, labor practice regulations, employment discrimination and state employee leasing and registration requirements, other than violations that, individually or in the aggregate, would not have a Company Material Adverse Effect. Other than as disclosed in Section 4.09(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Shareholder, any or their respective clients, has received notice of any employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunity Commission or comparable state human rights or equal employment opportunity agency.

     SECTION  4.07  Reports;  Financial  Statements.  (a) Except as set forth in
Section 4.07(a) of the Company Disclosure Schedule, since the respective incorporation of each, the Company and each of its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with all applicable federal or state regulatory authorities (all such forms, reports, statements and other documents, including any amendment thereto, being collectively referred to as the "Company Reports"), other than those forms, reports, statements or other documents, the failure of which to file has not had, and will not have, individually or in the aggregate, a Company Material Adverse Effect. The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law.

     (b) The audited combined balance sheets of the Company for the years ended December 31, 1996 and December 31, 1995 and the combined statements of income, changes in stockholders' equity and cash flows for each of the fiscal years in the three-year period ended on December 31, 1996, including any notes thereto (the "Company Financial Statements"), all of which have been audited by Plante & Moran, LLP, certified public accountants, are attached as Section 4.07(b) of the Company Disclosure Schedule. Subject to adjustment to reflect the deletion of Amstaff ASMK, LLC as one of the entities whose financial statements is combined in the Company Financial Statements, the Company Financial Statements, (x) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto), and (y) present fairly, in all material respects, the financial position of the Company and its Subsidiaries on a combined basis as of the respective dates thereof and their results of operation and cash flows for the periods indicated.

     (c) The unaudited combined balance sheet and combined statements of income, changes in stockholders' equity and cash flows of the Company for the quarter ended March 31, 1997 and for each of the months of April and May 1997 attached as Section 4.07(c) of the Company Disclosure Schedule (such financial statements being referred to as the "Interim Financial Statements"), (i) have been prepared in accordance with GAAP applied on a consistent basis with past practice (except for footnotes to the Interim Financial Statements and appropriate year-end adjustments and other presentation items), and (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries on a combined basis as of March 31, 1997, April 30, 1997 and May 31, 1997 and their results of operations and cash flows for the quarter ended March 31, 1997 and for each of the months of April and May 1997.

     (d) Except as and to the extent reflected or reserved in the combined balance sheet of the Company as of May 31, 1997 attached as Section 4.07(c) of the Company Disclosure Schedule (the "Interim Balance Sheet"), the Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a combined balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP consistent with past practice, except for liabilities or obligations incurred in the ordinary course of business since May 31, 1997.

     (e) Subject to the adjustment contemplated in Section 4.07(b)(i), the reserves for workers' compensation and health care costs reflected on the audited combined balance sheets included in the Company Financial Statements and the Interim Balance Sheet are adequate and appropriate and have been accrued in accordance with generally accepted accounting principles. The Company has not received any report (including, without limitation, a report from any actuary, insurance company or accountant) which suggests that any of the reserves reflected on the Interim Balance Sheet may be inadequate in any material respect.

     (f) Plante & Moran, LLP, the accountants who have audited the Company Financial Statements, are independent accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

     SECTION 4.08 Absence of Certain  Changes or Events.  Except as disclosed in
Section 4.08 of the Company Disclosure Schedule, since December 31, 1996:

     (a) there has not been any change or development which has caused, or which the Company or the Shareholder have a reasonable basis to believe reasonably likely to cause, a Company Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has increased compensation to officers, the key employees listed in Section 4.08 of the Company Disclosure Schedule or consultants or increased or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options);

     (c) neither the Company nor any of its Subsidiaries has made any distribution upon its capital stock, by way of dividend, repurchase or otherwise or made any loan or advance to any officer, director, shareholder or Affiliate (except for ordinary travel and business expense payments), or guaranteed or pledged collateral to support any loan or advance made to an officer, director, shareholder or Affiliate;

     (d) neither the Company nor any of its Subsidiaries has entered into any agreement, contract, lease or license (or series of agreements, contracts, leases or licenses related to the same transaction or involving the same party or an Affiliate thereof) involving more than $50,000;

     (e) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of agreements, contracts, leases, or licenses related to the same transaction or involving the same party or an Affiliate thereof) involving more than $50,000 to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or notified the Company or any of its Subsidiaries that it intends to do any of the foregoing;

     (f) neither the Company nor any of its Subsidiaries has granted any security interest in any of their assets, tangible or intangible;

     (g) neither the Company nor any of its Subsidiaries has made a capital expenditure (or series of related capital expenditures) involving more than $50,000; (h) neither the Company nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions related to the same transactions or involving the same party or an affiliate thereof) involving more than $50,000;

     (i) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities;

     (j) neither the Company nor any of its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000;

     (k) there has not been any change in the material accounting methods or practices followed by the Company or any of its Subsidiaries except as required or permitted by GAAP;

     (l) neither the Company nor any of its Subsidiaries has entered into an employee leasing agreement which the Company or the Shareholder has reason to believe would require Company or any Subsidiary to provide services at a loss; and

     (m) neither the Company nor any of its Subsidiaries has entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 4.09 Absence of Litigation. (a) Section 4.09(a) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against the Company or any of its Subsidiaries which are pending or, to the Company's and the Shareholder's knowledge, threatened. To the knowledge of the Company and the Shareholder, there are no facts or circumstances with regard to which it is reasonably foreseeable that a claim, action, suit, litigation, proceeding, arbitration or investigation will be filed or initiated against the Company or any of its Subsidiaries, except as set forth in Section 4.09(a) of the Company Disclosure Schedule. Section 4.09(a) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against a client of the Company which, to the Company's and the Shareholder's knowledge, are pending or threatened and with regard to which it is reasonably foreseeable that the Company or any of its Subsidiaries may be named as a defendant or as an indemnitor. There is no action pending seeking to enjoin or restrain the Merger or the transactions contemplated by this Agreement.

     (b) Except as set forth in Section 4.09(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company and the Shareholder, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders. To the knowledge of the Company and the Shareholder, no client of the Company or of any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders other than such orders, decrees, agreements, investigations, judgments, writs, injunctions or awards that (i) individually or in the aggregate, would not have a Company Material Adverse Effect or (ii) are not related to the client's agreement with the Company or any of its Subsidiaries.

     SECTION 4.10 Contracts; No Default. (a) Section 4.10(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each contract or agreement to which the Company or any of its Subsidiaries is a party (each, a "Company Contract"):

     (i) which is a professional employer organization agreement with any of the twenty (20) largest clients of the Company or any of its Subsidiaries, taken as a whole, as measured on the basis of either (x) the current number of employees or (y) current revenues;

     (ii) concerning a partnership or joint venture with another person;

     (iii) involving annual consideration in excess of $25,000;

     (iv) involving employment agreements, employment contracts or understandings (other than understandings with respect to "at will" employment) relating to employment to which the Company or any of its Subsidiaries is a party;

     (v) concerning confidentiality or non-competition;

     (vi) with any shareholder or Affiliate or person under the influence or control of or related to any shareholder or Affiliate;

     (vii) involving indebtedness (other than trade payables arising in the ordinary course of business) or pursuant to which the Company or any of its Subsidiaries has guaranteed the indebtedness of another or pursuant to which a security interest in an asset of the Company or any of its Subsidiaries has been created;

     (viii) concerning consulting services, changes of control, or severance or termination payments;

     (ix) with respect to payment of taxes or tax sharing;

     (x) with respect to the promotion of the Company's or any of its Subsidiaries' business through the Internet or the World Wide Web or otherwise through a computer network;

     (xi) which evidences a buy-sell arrangement between the Company, the Shareholder or any Subsidiary with any shareholder of any Subsidiary (the "Buy-Sell Agreements");

     (xii) which evidences an automobile lease; or

     (xiii) which is otherwise material to the business of the Company or any of its Subsidiaries, taken as a whole, or under which the consequences of a default or termination could have a Company Material Adverse Effect.

     (b) The Company has delivered to the Acquiror a correct and complete copy of each Company Contract listed in Section 4.10(a) of the Company Disclosure Schedule. Each Company Contract is in full force and effect, is a legal, valid and binding contract or agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles and matters of public policy, and there is no default (or any event known to the Company or the Shareholder which, with the giving of notice or lapse of time or both, would be a default) by the Company or any of its Subsidiaries or any other party to a Company Contract, in the timely performance of any obligation to be performed or paid under any such contract or agreement. The consummation of the transactions contemplated hereby will not affect the status of any Company Contract as a legal, valid and binding agreement or the enforceability thereof. No party is seeking renegotiation of a Company Contract (except in connection with the negotiation of a renewal of a professional employer organization agreement in the ordinary course of business) or substitute performance thereunder nor has any party repudiated any provision thereunder or indicated that it intends to terminate or not renew a Company Contract.

     (c) With respect to any professional employer organization agreement to which the Company or any of its Subsidiaries is a party, whether or not such agreement is currently in effect, Section 4.10(c) of the Company Disclosure Schedule sets forth each claim for breach of contract or failure of performance in excess of $25,000 made against the Company or any of its Subsidiaries from June 30, 1994 through the Closing.

     (d) There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries, except as set forth in Section 4.10(d) of the Company Disclosure Schedule.

     SECTION 4.11 Employee Benefit Plans; Labor Matters. (a) Section 4.11 of the Company Disclosure Schedule lists all pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code Section 401(k) plan, Code Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), under which current or former employees of the Company or any of its Subsidiaries or their respective ERISA Affiliates (as defined in Section 4.11(c) below) are entitled to participate by reason of their employment with the Company or any of its Subsidiaries or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or any of its Subsidiaries or their respective ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which the Company or any of its Subsidiaries or their respective ERISA Affiliates (or any of their rights, properties or assets) are bound or
(ii) with respect to which the Company or any of its Subsidiaries or their respective ERISA Affiliates have made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company or any of its Subsidiaries or their respective ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) (the "Employee Benefit Plans"). For each Employee Benefit Plan, the Company has provided true and correct copies of all plan documents, summary plan descriptions, determination letters and the three most recent Form 5500, including financial statements where applicable.

     (b) The Company, its Subsidiaries and their respective ERISA Affiliates and, to their knowledge, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with such Plan's terms and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title 1, and Title IV, of ERISA and the Code, in a timely and accurate manner, such that no penalties that may have a Company Material Adverse Effect have been or are reasonably expected to be imposed on the Company and no material penalties may be imposed on Acquiror under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts.

     (c) For purposes of this Agreement, "ERISA Affiliates" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code. Section 4.11 of the Company Disclosure Schedule lists all ERISA Affiliates of the Company or any of its Subsidiaries.

     (d) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA or is otherwise a pension, savings or retirement plan or a plan of deferred compensation.

     (e) With respect to the Employee Benefit Plans:

     (i) None of the Employee Benefit Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and each of the Employee Benefit Plans that is subject to ERISA, is and has at all times been in compliance (both in form and operation) with ERISA, the Code and all other applicable laws; each of the Employee Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and pursuant to a request which accurately described such plan and the Company's and its Subsidiaries' businesses in all material respects, has received a favorable determination letter ruling that the plan complies with the Tax Reform Act of 1986, as amended, and has been administered and operated in accordance with all laws so as to maintain such qualification; no Employee Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including any contingent liability) to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Employee Benefit Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Employee Benefit Plan; and no condition exists that presents a material risk to the Company or any of its Subsidiaries or any of their ERISA Affiliates of incurring a liability to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA.

     (ii) The current value of the assets of each of the Employee Benefit Plans that are subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such plan, taking into account projected salary increases and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such plan. All contributions, premium payments or other amounts payable by the Company or any of its Subsidiaries or their ERISA Affiliates through the Effective Time with respect to each Employee Benefit Plan in respect of current or prior plan years have been or will be (prior to or at the Effective Time) either paid or accrued on the Company's regularly prepared financial statements.

     (iii) There are no pending, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans, the fiduciaries of such plans or any trust related thereto.

     (iv) Except for the employment, consulting, change of control and severance agreements set forth in Section 4.10(a) of the Company Disclosure Schedule, no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees, their spouses or dependents for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any Pension Plan, or (iii) deferred compensation accrued as liabilities on the books of the Company or any of its Subsidiaries or their ERISA Affiliates.

     (v) Except as set forth in Section 4.11 of the Company Disclosure Schedule, each Employee Benefit Plan may be amended or terminated in accordance with applicable law on or at any time after the Effective Time.

     (f) Except as set forth in Section 4.11(f) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or their respective clients is a party to any collective bargaining or other labor union contract. There are no union organization attempts underway with respect to any employees of the Company, any of its Subsidiaries or any of their respective clients. There is no pending or, to the knowledge of the Company and the Shareholder, threatened labor dispute, strike or work stoppage involving such employees. To the knowledge of the Company and the Shareholder, neither the Company nor any of its Subsidiaries nor any of their respective clients has committed any unfair labor practices (as defined in the National Labor Relations Act of 1947, as amended) in connection with the operation of its business, and except as set forth in
Section 4.11(f) of the Company Disclosure Schedule, there is no pending or, to the knowledge of the Company and the Shareholder, threatened charge or complaint against the Company or any of its Subsidiaries or any of their respective clients by the National Labor Relations Board or any comparable state or local agency.

     SECTION 4.12 Taxes. (a) Except as set forth in Section 4.12 of the Company Disclosure Schedule:

     (i) all Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to the Company or any of its Subsidiaries have been timely filed (including extensions) and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

     (ii) all Taxes shown on Returns to be due or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Company or any of its Subsidiaries under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of a good faith estimate of the required installments;

     (iii) all Returns (or, in cases where amended Returns have been filed, such Returns as amended) are true, correct and complete in all material respects;

     (iv) no adjustment relating to any Return has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof;

     (v) there are no outstanding subpoenas or requests for information with respect to any Returns or the Taxes reflected on such Returns;

     (vi) neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries
(A) has ever been a member of an Affiliated Group not constituted solely of the Company and its Subsidiaries, nor (B) has any liability for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

     (vii) neither the Company nor any of its Subsidiaries has, in any taxable period for which the statute of limitations on assessment remains open, acquired any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired by the Company or its Subsidiary, and no corporation that was included in the filing of a Return with the Company or any of its Subsidiaries on a consolidated, combined, or unitary basis has left the Company's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

     (viii) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries;

     (ix) there are no Tax liens on any assets of the Company or any of its Subsidiaries other than liens for Taxes not yet due or payable;

     (x) all Taxes required to be withheld, collected or deposited by the Company or any of its Subsidiaries during any taxable period for which the statute of limitations or an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid timely to the relevant Tax authority, except where the Taxes in question are subject to challenge by the Company or any of its Subsidiaries in an appropriate proceeding, and adequate reserves therefor have been provided on the Company's financial statements;

     (xi) neither the Company nor any of its Subsidiaries was acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to the Company or any of its Subsidiaries;

     (xii) there is no material difference on the books of the Company or any of its Subsidiaries between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes;

     (xiii) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any of its Subsidiaries may be subject;

     (xiv) neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, local or foreign Tax by the Internal Revenue Service (the "IRS") or the applicable Tax authority in each such state, local, or foreign jurisdiction; and
(xv) the Company made a valid election under Section 1362 of the Code and any corresponding state or local tax provisions to be an S corporation for the taxable periods ending December 31, 1996.

     (b) For purposes of this Agreement,

     (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Entity or taxing authority or agency, including, without limitation, income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to taxes imposed with respect thereto; and

     (ii) "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed by the Company or any of its Subsidiaries with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     SECTION 4.13 Intellectual Property Rights. The Company and each of its Subsidiaries owns, licenses or possesses the right to use all material patents, patents pending, trademarks, servicemarks, trade names, service names, slogans, registered copyrights, trade secrets, computer software and other intellectual property rights it currently uses, without any conflict or alleged conflict with the rights of others or in violation of any license or other agreement with respect thereto. Each item of intellectual property owned or used by the Company or any of its Subsidiaries prior to the Closing will be owned or available for use by the Surviving Corporation on the same terms and conditions immediately following the Closing. The Company and each of its Subsidiaries has taken reasonable precautions to maintain and protect the intellectual property which it owns or otherwise has the right to use. Except for "off the shelf" and "shrink wrap licensed" software, Section 4.13 of the Company Disclosure Schedule lists all of the intellectual property rights used by the Company or any of its Subsidiaries as well as any intellectual property rights owned by third parties and used by the Company or any of its Subsidiaries pursuant to licenses, sublicenses, agreements or permission. All such licenses, sublicenses, agreements or permissions are valid, binding and in full force and effect and no default has occurred or notice of default by the Company or any of its Subsidiaries been received with respect thereto.

     SECTION 4.14 Insurance. Section 4.14 of the Disclosure Schedule lists all policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company or any of its Subsidiaries (the "Insurance Policies"), all of which have been made available to Acquiror. The Insurance Policies are in full force and effect and neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any Insurance Policy. Neither the Company nor any of its Subsidiaries has failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied. The Company and each of its Subsidiaries has been covered during the past three years by insurance in scope and amount which, to the knowledge of the Company and its Subsidiaries, is customary and reasonable for the activities in which it has engaged and the assets it has owned during this three year period.

     SECTION 4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or the Shareholder.

     SECTION 4.16 Title to Properties. (a) Neither the Company nor any of its Subsidiaries owns any real property.

     (b) All of the real property leased by the Company or any of its Subsidiaries (the "Leased Real Property") is described in Section 4.16(b) of the Company Disclosure Schedule. The leases for the Leased Real Property are in full force and effect and the Company or one of its Subsidiaries holds a valid and existing leasehold interest under each of the leases. The Company has delivered to Acquiror complete and accurate copies of each of the leases for the Leased Real Property, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. To the knowledge of the Company and the Shareholder, neither the Company nor any of its Subsidiaries is in default under, and to the knowledge of the Company and the Shareholder no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's or its Subsidiary's default under any of such leases.

     (c) There are no pending or, to the knowledge of the Company and the Shareholder, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Real Property.

     (d) All of the Company's Leased Real Property facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof under the Company's leases and have been operated and maintained in accordance with applicable laws, rules and regulations as required under the Company's leases.

     (e) To the knowledge of the Company and the Shareholder, there are no other leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Leased Real Property, except as set forth in Section 4.16(e) of the Company Disclosure Schedule.

     (f) There are no parties (other than the Company) in possession of any of the Company's Leased Real Property and there are no parties (other than a Subsidiary of the Company) in possession of any Leased Real Property of a Subsidiary of the Company.

     (g) All facilities located on the Leased Real Property are supplied with utilities and the services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the knowledge of the Company and the Shareholder, adequate in accordance with all applicable laws, ordinances, rules and regulations.

     (h) Each parcel of Leased Real Property abuts on and has direct vehicular access to a public road.

     (i) To the knowledge of the Company and the Shareholder, neither the Company nor any of its Subsidiaries is in violation of any applicable zoning ordinance or other similar law, regulation or requirement.

     (j) Neither the Company nor any of its Subsidiaries is in violation of laws relating to environmental protection with respect to the Leased Real Property or with respect to any other real property leased or occupied by such person at any time or with respect to any real property for which such person could be liable as a result of the activities or actions of its employees, nor is any such person subject to any liability for clean up or remediation under any federal, state or local law (except as set forth in Section 4.16(j) of the Company Disclosure Schedule). Neither the Company nor any of its Subsidiaries has received any written notification from any Governmental Entity with respect to existing violations of any Laws governing environmental protection with respect to the Leased Real Property or with respect to any other real property leased or occupied by such person at any time or with respect to any real property for which such person could be liable as a result of the activities or actions of its employees.

     (k) The Company and each of its Subsidiaries owns good title to each item of tangible personal property reflected in the Interim Financial Statements free and clear of any liens, encumbrances, options or other agreements, except as described in Section 4.16(k) of the Company Disclosure Schedule.

     SECTION 4.17 Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are (i) reflected properly on the Company's books and records; (ii) are valid receivables subject to no contractual setoffs or, to the knowledge of the Company and the Shareholder, common law rights of setoff or counterclaim; and (iii) are current and the Company and the Shareholder have no reasonable basis to believe they are not collectible, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet, as adjusted for the passage of time through the Closing in accordance with past custom and practice.

     SECTION 4.18 Tax Payment and Direct Deposit Service. (a) For all persons who use or have used the Company's and any of its Subsidiaries' tax payment service, all payments related to those persons and that service have been collected and paid when due, and the amount of the tax payment service funds on deposit as of the date of this Agreement equals the amount of payments due to the relevant Tax authorities.

     (b) The balance of direct deposits collected by the Company and any of its Subsidiaries as of the date of this Agreement is equal to the amount due to the Company's and such Subsidiaries' clients and employees as of such date.

     SECTION 4.19 Related Parties. Except as set forth in Section 4.19 of the Company Disclosure Schedule, to the knowledge of the Shareholder, the Company or any of its Subsidiaries no officer or director of the Company or any of its Subsidiaries, or any Affiliate of such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company or its Subsidiaries, or (b) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound. For purposes of this Section 4.19, there shall be disregarded any interest which arises solely from ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded or quoted on a national securities exchange or over-the-counter market.

     SECTION 4.20 Employee Transfers. All transfers of employees between or among the Company and any Subsidiary and/or Corteville Company have been effected in compliance with all applicable laws, including all relevant state unemployment and workers' compensation laws, and no such transfer will subject the Company or any Subsidiary to any Adverse Consequences.

     SECTION 4.21 Expenses. Except as set forth in Section 4.21 of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has or will pay any Expenses (as such term is defined in Section 10.03 hereof) which are not reasonably related to the Company's or a Subsidiary's participation in the transactions contemplated by this Agreement.

     SECTION 4.22 Disclosure.  No representation  or warranty  contained in this
Article IV, as qualified by the Company Disclosure Schedule, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by either the Company or the Shareholder to the Acquiror pursuant to this Agreement or in connection with the Merger contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDER

     The Shareholder represents and warrants to Acquiror that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article V).

     SECTION 5.01 Authority; Enforceability. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement. The Shareholder has taken all action required under the applicable requirements of the Michigan Act to adopt and approve this Agreement and the Merger.

     SECTION 5.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any applicable constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which the Shareholder or the Company or any of its Subsidiaries is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his or its assets is subject.

     SECTION 5.03 Investment. Except as may be contemplated by the terms of the Registration Agreement, the Shareholder (A) is acquiring Acquiror Common Stock solely for his own account for investment purposes, and not with a view to the distribution or resale thereof, (B) is an "accredited investor" as defined in Rule 215 of the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") with knowledge and experience in business and financial matters, or is a sophisticated investor with sufficient knowledge and experience to evaluate an investment in the Acquiror, (C) has received certain information concerning Acquiror, including but not limited to the Acquiror's annual report on Form 10-K for the fiscal year ended December 31, 1996, its Proxy Statement for its 1997 Annual Meeting of Shareholders and its quarterly report on Form 10-Q for the quarterly period ended March 31, 1997, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in Acquiror Common Stock, and (D) agrees to indemnify Acquiror and Acquiror Sub against any Adverse Consequences which may be suffered by Acquiror or Acquiror Sub and which arise as a result of a sale or distribution of such shares by Shareholder in violation of the Securities Act and state securities or state Blue Sky laws ("Blue Sky Laws"). Shareholder acknowledges that the shares of Acquiror Common Stock being issued pursuant to the Merger have not been registered under the Securities Act or Blue Sky Laws and may only be transferred in compliance with such laws.

     SECTION 5.04 Company Shares. The Trust owns of record, and the Shareholder owns beneficially, 1,000 shares of Company Common Stock, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer (other than any restrictions under the Securities Act and Blue Sky Laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations. Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company, other than the Trust. The Shareholder acknowledges and agrees that neither the shares of Company Common Stock owned by him nor, to his knowledge, any other outstanding stock of the Company, has been issued in violation of any preemptive or similar rights.

     SECTION 5.05 Share Ownership. The Shareholder owns no shares of Acquiror Common Stock other than those he will receive pursuant to the Merger. The Shareholder understands that it is the intent of all parties that the Merger constitute a reorganization pursuant to Code section 368(a), and therefore represents that he has no present intent to dispose of Acquiror Common Stock received in the Merger.

     SECTION 5.06 Disclosure.  No representation  or warranty  contained in this
Article V or in the Company Disclosure Schedule contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

     Acquiror hereby represents and warrants to the Company that:

     SECTION 6.01 Organization and Qualification. Acquiror is a corporation duly incorporated, validly existing and in good standing under the Laws of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, an Acquiror Material Adverse Effect. On or prior to Closing, Acquiror Sub will be a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

     SECTION 6.02 Capitalization. (a) As of the date hereof, the authorized capital stock of Acquiror consisted of the following:

     (i) 60,000,000 shares of Acquiror Common Stock of which:

     (y) 8,591,109 shares were issued and outstanding; and

     (z) 1,509,999 shares were reserved for future issuance pursuant to Acquiror's stock option and incentive plans relating to stock options and awards for certain officers, employees, consultants and directors (the "Acquiror Options"); and

     (ii) 20,000,000 shares of series preferred stock, par value $.01 per share of which none was issued or outstanding.

     (b) As of the date of this Agreement, all shares of Acquiror Common Stock issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, whether created by the Florida Business Corporation Act (the "Florida Act") or otherwise and any shares of Acquiror Common Stock issuable in the Merger, when issued pursuant to this
Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the Florida Act or otherwise. Assuming the accuracy of the Shareholder's representations set forth in Section 5.03 hereof, the Acquiror Common Stock issued in the Merger will be issued pursuant to exemptions from registration under the Securities Act and the blue sky laws of Florida and Michigan and will not be issued in violation of any agreement affecting the terms of such issuance.

     (c) As of the Closing, the authorized capital stock of Acquiror Sub will consist of 1,000 shares of Common Stock, no par value ("Acquiror Sub Common Stock") and will be held by Acquiror of record and beneficially. Acquiror Sub will be a newly formed Subsidiary of Acquiror with no obligations except as contemplated by this Agreement.

     SECTION 6.03 Authority. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and the Agreements referred to herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the corporate and shareholder approvals of Acquiror Sub (which Acquiror shall cause to be obtained prior to Closing). This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Acquiror, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general equitable principles.

     SECTION 6.04 No Conflict, Required Filings and Consents. The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Acquiror or Acquiror Sub, (ii) subject to the filing of the Articles of Merger, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries or by which any of their respective properties is bound or affected, or (iii) subject to the receipt of consents from the lenders under the Credit Agreement of the Acquiror dated as of April 24, 1997, and under the Registration Rights Agreement between the Acquiror, Greylock Equity Limited Partnership, Carlos A. Saladrigas and Jose M. Sanchez dated February 10, 1995, as amended through the date hereof, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's Subsidiaries is a party or by which Acquiror or any of Acquiror's Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     SECTION 6.05 Reports; Financial Statements. (a) Since May 9, 1996, Acquiror and its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports, including all such reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     (b) Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) have been or will be prepared in all material respects in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), applicable law and GAAP applied on a consistent basis throughout the periods involved (except (w) to the extent required by changes in GAAP or (x) as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (y) any unaudited interim financial statements (A) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (B) are not or may not be necessarily indicative of results for the full fiscal year and (z) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror at May 31, 1997, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the applicable rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet or as contemplated by the Acquiror SEC Reports.

     SECTION 6.06 Absence of Certain Changes or Events. Since December 31, 1996, there has not been an Acquiror Material Adverse Effect or any change by Acquiror or its Subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or as described in the Acquiror SEC Reports filed prior to Closing.

     SECTION 6.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror or any Affiliate of Acquiror.

     SECTION 6.08 Litigation. Except as disclosed in the Company's SEC Reports, there are no claims, suits, actions, labor organizing activities, investigations, arbitrations or administrative proceedings pending or threatened against Acquiror or its affiliates which would be required to be disclosed therein or which would preclude or unduly impede the consummation of the Merger as contemplated herein or prohibit any business practice or the conduct of business in any area where now conducted or proposed to be conducted following the Merger.

                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 7.01 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, the Company will, and will cause its Subsidiaries to:

     (a) operate their businesses in the usual and ordinary course and consistent with past practice;

     (b) use reasonable best efforts to preserve intact their business organization and assets, including their present operations, physical facilities and working conditions; maintain their rights and franchises, maintain and/or renew their licenses, permits, agreements, uses, and governmental approvals, retain the services of their respective officers and key employees and maintain the relationships with their respective customers, lessors, licensors, employees, and suppliers;

     (c) use reasonable best efforts to keep in full force and effect  liability
insurance,   workers'  compensation  insurance,  letters  of  credit  and  bonds comparable in amount and scope of coverage to that currently maintained;

     (d) confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries; and

     (e) use reasonable best efforts to cause the Stock Purchase Agreements (as hereinafter defined) to be fully and duly authorized and executed and will use best reasonable efforts to cause the transactions contemplated thereby to be consummated.

     The Shareholder agrees and covenants to cause the Company to comply with its covenants and agreements set forth in this Section 7.01.

     SECTION 7.02 Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, the Company shall not, and the Shareholder shall not (whether in his capacity as shareholder or director of the Company and its Subsidiaries) and shall cause the Company and its Subsidiaries not to, do any of the following:

     (a) (i) increase the compensation payable or to become payable to any director or officer of the Company or any Subsidiary or to any employee other than a leased employee; (ii) grant any severance or termination pay (other than pursuant to any severance agreement of the Company or a Subsidiary described in
Section 4.11 of the Company Disclosure Schedule), or enter into any severance agreement with, any director, officer or employee, (iii) enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable Law;

     (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (c) effect any reorganization or recapitalization;

     (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any of its assets, except for dispositions in the ordinary course of business and consistent with past practice;

     (g) initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers or directors of the Company or any of its Subsidiaries to take any such action, and the Shareholder and the Company shall use their reasonable best efforts to cause the officers, employees, agents and representatives of the Company and its Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company) not to take any such action. The Company shall immediately notify Acquiror in writing of any offer, proposal or communication received by it, or to the Company's knowledge, any Affiliate, employee or consultant of the Company, of any Competing Transaction.

     For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent or more of the assets of the Company or any of its Subsidiaries in a single transaction or a series of related transactions or assignment of any contract the Company or any of its Subsidiaries has with any of its clients; or
(iii) any tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of the Company or any of its Subsidiaries or the filing of a registration statement under the Securities Act in connection therewith;

     (h) adopt any amendments to its Articles of Incorporation or By-Laws;

     (i) (A) change any of its methods of accounting in effect at the date hereof or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1995, except in either case as may be required by Law, the IRS or GAAP;

     (j) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practice;

     (k) fail to use commercially reasonable efforts to renew any agreement favorable to the Company or any of its Subsidiaries which is used in the conduct of its business or compromise any obligation or amount owed to the Company or any of its Subsidiaries;

     (l) incur any Expenses (as defined in Section 10.03) other than reasonable Expenses which are reasonably related to the Company's participation in the transaction. Such Expenses shall not exceed $300,000; and

     (m) agree in writing or otherwise to do any of the foregoing.

     SECTION 7.03 Access and Information. Subject to the Confidentiality Agreement dated March 12, 1997, between the Acquiror and the Company, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries as Acquiror may reasonably request.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     SECTION 8.01 Appropriate Action; Consents; Filings. (a) The Company, the Shareholder and Acquiror shall use reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, and (iii) make all necessary notifications and filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal securities Laws or Blue Sky Laws; and (B) any other applicable Law; provided that, Acquiror and the Company shall cooperate with each other in connection with all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

     (b) (i) The Company, the Shareholder and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

     (ii) If either party fails to obtain any third party consent described in subsection (b)(i) above, such party shall use reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of the Company, its Subsidiaries, to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

     (d) From the date of this Agreement until the Effective Time, the Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Acquiror or its Subsidiaries to own or operate all or any portion of the business or assets of the Company and its Subsidiaries.

     (e) The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 8.02 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other party hereto by written update of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. In addition, the Company and the Shareholder shall notify Acquiror in writing of (i) such additional information with respect to any matters or events discovered subsequent to the date hereof and prior to the Effective Time, which if existing and known on the date hereof would have rendered any representation or warranty made by the other party, or any information contained in any Exhibit hereto, then inaccurate or incomplete and (ii) any development after the date hereof and prior to the Effective Time causing a breach of any representation or warranty in Article IV or V above.

     SECTION 8.03 Affiliate Agreements; Tax Treatment. Gregory Packer and the Revocable Living Trust of Gregory John Packer under agreement dated February 7, 1990, as amended and restated are all the persons who are, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ("Rule 145"). As of the date hereof, the Company has delivered an agreement from Gregory J. Packer, individually and in his capacity as Trustee of the Trust (collectively, the "Affiliate Agreement") in a form attached to this Agreement as Exhibit 8.03. Acquiror shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock consistent with the terms of the Affiliate Agreement. Each party shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 8.04 Public Announcements. Acquiror, the Company and the Shareholder shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and neither the Company nor the Shareholder shall issue any such press release or make any such public statement without the prior written approval of the Acquiror.

     SECTION 8.05 NMS Listing. Acquiror shall cause those shares of Acquiror Common Stock to be issued in the Merger to be listed on the Nasdaq National Market System, subject only to official notice of issuance thereof.

     SECTION 8.06 Survival of Representations and Warranties; Indemnification.

     (a) Notwithstanding any right of any party to the Agreement to fully investigate the affairs of any other party to the Agreement and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, each party to the Agreement has the right to rely fully upon the representations and warranties of any other party to the Agreement contained in this Agreement or in any Schedule or Exhibit or any closing certificate furnished or to be furnished by any such other party pursuant to this Agreement or in connection with the Merger. Except as expressly set forth in Articles IV and V of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, the Company and the Shareholder make no representation or warranty with respect to the Company, its Subsidiaries or the Shareholder, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed and are not being relied upon by Acquiror. Except as expressly set forth in Article VI of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, the Acquiror makes no representation or warranty with respect to the Acquiror or its Subsidiaries, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed and are not being relied upon by the Shareholder or the Company.

     (b) All representations and warranties of the Company, the Shareholder and the Acquiror contained herein and in the Schedules and the Exhibits hereto and in any closing certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Closing; provided, however, that, notwithstanding the foregoing, all of the representations and warranties contained in this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, relating to matters that would be expected to be resolved by an audit conducted in accordance with generally accepted auditing standards shall survive the execution and delivery of this Agreement and the Escrow Agreement and the Closing until the date of issuance of the report of Acquiror's independent public accountants with respect to the first audit of financial statements containing combined operations of Acquiror and the Company (the "Audit Date") (such report to be issued no later than the date on which the Acquiror is required to file with the SEC its financial statements for the year ended December 31, 1997), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; and provided further that all other representations and warranties contained in this Agreement and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Escrow Agreement and the Closing until the first anniversary of the Effective Time, unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date. Nothing in this Agreement or the Escrow Agreement shall be deemed to limit any right or remedy of any party at law or in equity for criminal activity or fraud.

     (c) With respect to claims arising in connection with actions or omissions of the Company or any of the officers, directors, agents, employees or shareholders of the Company which occurred prior to the Effective Time or claims arising in connection with the negotiation and consummation of the transactions contemplated by this Agreement, the Shareholder hereby agrees that he will not make any claim for indemnification against any of the Company and/or its Subsidiaries by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Acquiror or Acquiror Sub against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     (d) The parties to this Agreement agree to indemnify one another and to grant each other the respective rights with regard thereto as are set forth in the Escrow Agreement set forth as Exhibit 2.02 to this Agreement.

     SECTION 8.07 Obligations of Acquiror Sub. Acquiror shall take all action necessary to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 8.08 Accounting Treatment. Acquiror, the Company and the Shareholder shall use reasonable best efforts and shall cooperate fully to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with GAAP acceptable to the SEC.

     SECTION 8.09 Good Faith. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties required to be true as of such time contained in this Agreement.

     SECTION 8.10 Publication of Post-Merger Results. As soon as practicable following the Effective Time, and in any event not later than the due date of the next quarterly report on Form 10-Q required to be filed by the Acquiror which covers at least one calendar month of post-Merger combined operations of Acquiror and the Company, Acquiror shall make publication of such post-Merger combined operations sufficient to satisfy SEC rules governing pooling of interests accounting in such form of publication which complies with SEC rules.

     SECTION 8.11 Legend. Each certificate representing shares of Acquiror Common Stock issued pursuant to the Merger shall bear a legend substantially in the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     SECTION 8.12 Exclusive Remedy. After the Effective Time, no party to this Agreement shall be entitled to money damages from any other party due to a breach of any warranty or representation contained in this Agreement except pursuant to, and in accordance with, the provisions of the Escrow Agreement.

                                   ARTICLE IX

                               CLOSING CONDITIONS

     SECTION 9.01 Conditions to Obligations of Each Party Under This Agreement.

     (a) Subject to waiver as set forth in Section 11.03, the respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (i) There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been threatened by a Governmental Entity, with authority to institute such an action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (a) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries; (b) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations;
(c) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on the Acquiror, Acquiror Sub or the Company or any of their officers or directors; (d) requiring or seeking to require divestiture by the Acquiror of all or any material portion of the business, assets or property of the Company or any of its Subsidiaries; or (e) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, which, in the case of claims (a) through (d) above, would or is reasonably likely to result in a Company Material Adverse Effect at or prior to the Effective Time or an Acquiror Material Adverse Effect at, prior to or after the Effective Time or which, with respect to clauses (a) through (e) above, would or is reasonably likely to subject any of their respective officers or directors to substantial penalties or criminal liability; provided, however that prior to invoking this condition the party seeking to invoke it shall have used its best reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated.

     (ii) All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and Acquiror Sub and the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing of Articles of Merger in accordance with the Michigan Act) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse
Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time or be reasonably likely to subject the Company, Acquiror, Acquiror Sub or any of their respective Subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability.

     (b) Subject to waiver as set forth in Section 11.03, the respective obligations of the Company and the Shareholder to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (i)  The  Escrow   Agreement,   substantially   in  the  form  of  attached
Exhibit 2.02, shall have been executed by the Acquiror.

     (ii) The  Registration  Agreement,  substantially  in the form of  attached
Exhibit 2.03, shall have been executed by the Acquiror.

     (iii) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of Acquiror, executed by each of the Chief Executive Officer and Chief Financial Officer of Acquiror, to that effect.

     (iv) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of Acquiror, executed by each of the Chief Executive Officer and Chief Financial Officer of Acquiror, to that effect.

     (v) There shall not have occurred any Acquiror Material Adverse Effect since the date of this Agreement.

     (vi) The Acquiror shall have obtained the consents and approvals described in Section 6.04(iii) and any other consents and approvals of third parties necessary to the consummation of the Merger, except those for which failure to obtain such consents and approvals would not have an Acquiror Material Adverse Effect after the Effective Time.

     (vii) All other certificates, instruments and documents required by law to effect the Merger will have been received in form and substance satisfactory to the Company and the Shareholder.

     (c) Subject to waiver as set forth in Section 11.03, the obligations of the Acquiror to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (i)  The  Escrow   Agreement,   substantially   in  the  form  of  attached
Exhibit 2.02, shall have been executed by the Shareholder.

     (ii) The  Registration  Agreement,  substantially  in the form of  attached
Exhibit 2.03, shall have been executed by the Shareholder.

     (iii) [Intentionally Omitted]

     (iv) All amounts owed by the Company to the Shareholder or to any person controlled or owned by the Shareholder shall have been satisfied and the obligation be no longer outstanding.

     (v) The Acquiror shall have received an opinion of Price Waterhouse LLP, independent certified accountants, satisfactory to Acquiror concerning accounting for the transaction, including an opinion that the Merger satisfies all of the requirements for treatment as a pooling transaction under GAAP. The Affiliate Agreements shall be in full force and effect. (vi) Each of the representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Acquiror shall have received a certificate of the Shareholder to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

     (vii) The Company and the Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Effective Time. Acquiror shall have received a certificate of the Shareholder to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

     (viii) The Company shall have obtained the consents and approvals set forth in Section 9.01(c)(viii) of the Company Disclosure Schedule and any other consents and approvals of third parties necessary to the consummation of the Merger, except those for which failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time.

     (ix) There shall not have occurred any Company Material Adverse Effect since the date of this Agreement.

     (x) All other certificates, instruments and documents required by law to effect the Merger will have been received in form and substance satisfactory to Acquiror.

     (xi) Stock purchase agreements between the Acquiror and each of the minority shareholders of each of the Subsidiaries of Acquiror listed on Schedule 9.01(c)(xi) hereto (the "Minority Shareholders") in substantially the form attached as Exhibit 9.01(c)(xi) hereto (the "Stock Purchase Agreements"), shall have been executed by the parties thereto and all conditions to the transactions contemplated thereby shall have been satisfied or waived by the party entitled to satisfaction thereof. Each of the Minority Shareholders shall have represented and warranted, in writing and in a form reasonably satisfactory to Acquiror and its counsel, to the effect that, upon the consummation of the transaction contemplated by the Stock Purchase Agreement to which such Minority Shareholder is a party, such Minority Shareholder shall have no claim, interest or right to or in any shares of capital stock of the Company or any of its Subsidiaries.

     (xii) The Shareholder shall have executed and delivered the Promissory Note in the form of Exhibit 9.01(c)(xii) hereto.

     (xiii) All agreements, contracts and understandings, whether in writing or oral between the Company or any of its Subsidiaries and Corteville Company ("Corteville") or any equity owner of Corteville, including without limitation, the inclusion of Corteville as a named insured under any insurance policies maintained by the Company or its Subsidiaries, shall have been terminated.

     (xiv) [Intentionally omitted.]

     (xv) The related party agreements set forth on Schedule 9.01(c)(xv) hereto shall have been terminated and all obligations of the Company or any of its Subsidiaries thereunder shall have been deemed to be fully satisfied or cancelled and the Acquiror shall have received evidence to such effect reasonably satisfactory thereto.

     (xvi) All liens, encumbrances and restrictions on the assets or stock of the Company and its Subsidiaries in favor of NBD Bank securing that certain mortgage loan evidenced by that certain promissory note of Amstaff, Inc. and Amstaff ASMK, LLC, dated January 13, 1997 in the amount of $3,177,000 in favor of NBD Bank, shall have been released and copies of executed UCC-3 Statements of Change terminating such liens, encumbrances and restrictions shall have been provided to Acquiror, and the Company and each of the Subsidiaries shall have been fully and unconditionally released from all obligations and liability under such promissory note and any guarantees thereof.

     (xvii) The Company and Amstaff ASMK, LLC shall have entered into lease agreements with respect to the property located at 42400 Grand River Avenue, Novi, Michigan 48375 in substantially the form of attached Exhibit 9.01(c)(xvii).

     (xviii) The Company shall have provided a written certification, signed by each of the parties to each of the Buy-Sell Agreements certifying the applicable purchase price, as of the Closing, with respect to each Buy-Sell Agreement.

     (xix) [Intentionally Omitted]

     (xx) Gregory John Packer shall have assumed the Company's obligations under the automobile lease and the auto loan identified in Section 9.01(c)(xx) of the Company Disclosure Schedule.

     (xxi) The net worth of the Company and its Subsidiaries on a combined basis on May 31, 1997 and as of the month end immediately prior to Closing shall be no less than $(2,400,000).

     (xxii) The Acquiror shall have obtained the consents described in Section 6.04(iii) hereof.

     (xxii) The Acquiror shall have been provided with certificates of good standing for the Company and each Subsidiary from the State of Michigan and each of the state in which each such entity is qualified to do business, dated as of a recent date.

     (xiii) The case styled Amstaff, Inc. v. Genesys Group, Inc., Craig Vanderburg and Susan Toohy (Oakland County Circuit Case No. 96-535636-CZ), and all counter claims related thereto shall have been settled and dismissed with prejudice.

     (xxiv) Each of the officers and directors of the Company and its Subsidiaries shall have resigned from their positions as such, effective as of the Effective Time.

     (xxv) The Shareholder shall have paid the Company $67,000 in satisfaction of all amounts due from the Shareholder and its affiliates to the Company, other than such amounts as are represented by the Promissory Note.


                                    ARTICLE X

                             TERMINATION; AMENDMENT

     SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual consent of Acquiror and the Company;

     (b) (i) by Acquiror, if there has been a breach by the Company or the Shareholder of any of their respective covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company or the Shareholder shall have become untrue; or

     (ii) by the  Company,  if there has been a breach by Acquiror of any of its
covenants  or  agreements   contained  in  this  Agreement  or  if  any  of  the
representations and warranties of Acquiror shall have become untrue;

     (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

     (d) by either Acquiror or the Company if the Merger shall not have been consummated before July 31, 1997.

     SECTION 10.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of Acquiror or the Company or any of their respective stockholders, officers or directors and all rights and obligations of each party hereto shall cease, except as provided in Section 10.03-Fees and Expenses. Notwithstanding anything herein to the contrary, the parties agree that if this Agreement is terminated, the obligations of the parties pursuant to the Confidentiality Agreement between Acquiror and Company, dated March 12, 1997 shall survive the termination of this Agreement.

     SECTION 10.03 Fees and Expenses.

     (a) All Expenses (as defined below) incurred by the parties shall be borne solely and entirely by the party which has incurred the same, except that in the event of a termination of this Agreement pursuant to Section 10.01(b), the non-terminating party shall reimburse the terminating party for all Expenses.

     (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all reasonable fees and expenses of counsel, accountants, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  If to Acquiror:           The Vincam Group, Inc.
                                            2850 Douglas Road
                                            Coral Gables, FL 22134
                                            Telecopier No.: (305) 460-2396
                                            Attention: General Counsel

                 With a copy to:            Steel Hector & Davis LLP
                                            200 South Biscayne Boulevard
                                            40th Floor
                                            Miami, Florida 33131-2398
                                            Telecopier No.: (305) 577-7001
                                            Attn:  Ira N. Rosner, P.A.

        If to the Company:                  Amstaff, Inc.
                                            42400 Grand River Avenue, Suite 201
                                            Novi, Michigan 48375
                                            Attention: James R. Mack
                                            Telecopier No. (248) 449-3903

                 With copies to:            Clark Hill P.L.C.
                                            One Detroit Center, 35th Floor
                                            500 Woodward Avenue
                                            Detroit, Michigan 48226
                                            Attention: D. Kerry Crenshaw
                                            Telecopier No.: (313) 962-4348

                                                     and

                                            Michael J. Beals, P.C.
                                            30300 Northwestern Highway
                                            Suite 106
                                            Farmington Hills, Michigan 48334
                                            Attention: Michael J. Beals
                                            Telecopier No.: (248) 932-4186

         If to Shareholder:                 Gregory J. Packer
                                            29840 Kenloch
                                            Farmington Hills, Michigan 48331
                                            Telecopier No.:

     SECTION 11.02 Amendment. Subject to applicable provisions of the Michigan Act or the Florida Act, this Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties.

     SECTION 11.03 Waiver. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement for the benefit of the waiving party and (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this Agreement (to the extent permitted by law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The waiver by any party hereto of any inaccuracy in a representation and warranty or of compliance with any agreement or condition for its benefit shall not be deemed a waiver of any other inaccuracy or of compliance with any other provision hereof.

     SECTION 11.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.05 Severability. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 11.06 Entire Agreement. This Agreement (together with the Exhibits, the Schedules and any closing certificates) is intended as a full integration of the parties' understandings, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 11.07 Assignment. This Agreement shall not be assigned without the written consent of the other parties hereto.

     SECTION 11.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and to that party's permitted successors, assigns, heirs and personal representatives, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.09 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto agrees that any legal or equitable action or proceeding with respect to this Agreement shall be brought only in any court of the State of Michigan, or in any court in the United States of America sitting in Michigan, and each of the parties hereto hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to such party's person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by the mailing thereof by registered or certified mail, postage prepaid to each party at such party's address set forth above. Nothing in this paragraph shall affect the right of any party hereto serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above-described courts.

     SECTION 11.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereby acknowledge and agree that facsimile signatures of this Agreement and any Exhibit hereto shall have the same force and effect as original signatures.

     SECTION 11.11 Attorneys' Fees. If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Acquiror, Company, the Shareholder and the Trust have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.


THE VINCAM GROUP, INC.


By: /s/ Stephen L. Waechter
Name: Stephen L. Waechter
Title:   CFO


AMSTAFF, INC.


By: /s/ Gregory J. Packer
Name: Gregory J. Packer
Title: President


SHAREHOLDER


/s/ Gregory J. Packer
Gregory J. Packer


TRUST



/s/ Gregory J. Packer
Gregory J. Packer, as Trustee

                          Agreement and Plan of Merger

                                  by and Among

                             The Vincam Group, Inc.,

                                  Amstaff, Inc.

                                       and

                                Gregory J. Packer

                                       and

                         Gregory J. Packer, as Trustee,

                                  June 30, 1997

                                TABLE OF CONTENTS


ARTICLE I THE MERGER        1
         SECTION 1.01  The Merger   1
         SECTION 1.02  Effective Time       2
         SECTION 1.03  Effect of the Merger 2
         SECTION 1.04  Articles of Incorporation; By-Laws     2
         SECTION 1.05  Directors and Officers        2
         SECTION 1.06  Taking Necessary Action; Further Action         2
         SECTION 1.07  The Closing  2

ARTICLE II  EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES   3
         SECTION 2.01  Effect on Capital Stock       3
         SECTION 2.02  Delivery of Per Share Merger Consideration      4
         SECTION 2.03  Registration Rights  6
         SECTION 2.04  Accounting Treatment 6
         SECTION 2.05  Tax Treatment        6

ARTICLE III  DEFINITIONS     6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER  7
         SECTION 4.01  Organization and Qualification; No Subsidiaries 8
         SECTION 4.02  Articles of Incorporation; By-Laws     8
         SECTION 4.03  Capitalization       8
         SECTION 4.04  Authority; Enforceability     9
         SECTION 4.05  Noncontravention; Required Filings and Consents 9
         SECTION 4.06  Permits; Compliance  10
         SECTION 4.07  Reports; Financial Statements 10
         SECTION 4.08  Absence of Certain Changes or Events   12
         SECTION 4.09  Absence of Litigation13
         SECTION 4.10  Contracts; No Default14
         SECTION 4.11  Employee Benefit Plans; Labor Matters  15
         SECTION 4.12  Taxes        18
         SECTION 4.13  Intellectual Property Rights  20
         SECTION 4.14  Insurance    20
         SECTION 4.15  Brokers      21
         SECTION 4.16  Title to Properties  21
         SECTION 4.17  Notes and Accounts Receivable 22
         SECTION 4.18  Tax Payment and Direct Deposit Service 22
         SECTION 4.19  Related Parties      23
         SECTION 4.20  Employee Transfers   23
         SECTION 4.21  Expenses     23
         SECTION 4.22  Disclosure   23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER    24
         SECTION 5.01  Authority; Enforceability     24
         SECTION 5.02  Noncontravention     24
         SECTION 5.03  Investment   24
         SECTION 5.04  Company Shares.      25
         SECTION 5.05  Share Ownership      25
         SECTION 5.06  Disclosure   25

ARTICLE VI  REPRESENTATIONS AND WARRANTIESOF ACQUIROR  25
         SECTION 6.01  Organization and Qualification         25
         SECTION 6.02  Capitalization       26
         SECTION 6.03  Authority    26
         SECTION 6.04  No Conflict, Required Filings and Consents      27
         SECTION 6.05  Reports; Financial Statements 27
         SECTION 6.06  Absence of Certain Changes or Events   28
         SECTION 6.07  Brokers      28
         SECTION 6.08  Litigation   28

ARTICLE VII  COVENANTS RELATING TO CONDUCT OF BUSINESS 29
         SECTION 7.01  Affirmative Covenants of the Company   29
         SECTION 7.02  Negative Covenants of the Company      29
         SECTION 7.03  Access and Information        31

ARTICLE VIII  ADDITIONAL AGREEMENTS   32
         SECTION 8.01  Appropriate Action; Consents; Filings  33
         SECTION 8.02  Update Disclosure; Breaches   33
         SECTION 8.03  Affiliate Agreements; Tax Treatment    33
         SECTION 8.04  Public Announcements 33
         SECTION 8.05  NMS Listing  34
         SECTION 8.06  Survival of Representations and Warranties;
                        Indemnification      34
         SECTION 8.07  Obligations of Acquiror Sub   35
         SECTION 8.08  Accounting Treatment 35
         SECTION 8.09  Good Faith   35
         SECTION 8.10  Publication of Post-Merger Results     36
         SECTION 8.11  Legend       36
         SECTION 8.12  Exclusive Remedy     36

ARTICLE IX        CLOSING CONDITIONS        36
         SECTION 9.01  Conditions to Obligations of Each Party Under This
                        Agreement     36

ARTICLE X  TERMINATION; AMENDMENT     41
         SECTION 10.01  Termination 41
         SECTION 10.02  Effect of Termination        42
         SECTION 10.03  Fees and Expenses   42

ARTICLE XI  GENERAL PROVISIONS        43
         SECTION 11.01  Notices     43
         SECTION 11.02  Amendment   44
         SECTION 11.03  Waiver      44
         SECTION 11.04  Headings    44
         SECTION 11.05  Severability        44
         SECTION 11.06  Entire Agreement    44
         SECTION 11.07  Assignment  45
         SECTION 11.08  Parties in Interest 45
         SECTION 11.09  Governing Law; Venue45
         SECTION 11.10  Counterparts; Facsimile Signatures    45
         SECTION 11.11  Attorneys' Fees     45

EXHIBITS

Exhibit 2.02               Escrow Agreement
Exhibit 2.03               Registration Agreement
Exhibit 4.01               Company Disclosure Schedule
Exhibit 8.03               Affiliate Agreement
Exhibit 9.01(c)(xi)        Stock Purchase Agreements
Exhibit 9.01(c)(xii)       Promissory Note
Exhibit 9.01(c)(xvii)      Lease Agreements

SCHEDULES

Schedule